UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 27, 2018

Kadmon Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37841	27-3576929
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 East 29th Street New York, NY		10016
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 308-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

ITEM 5.07	Submission of Matters to a Vote of Security Holders

On July 27, 2018, Kadmon Holdings, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”), at which a quorum was present. At the Annual Meeting, the stockholders of the Company voted on the following two proposals:

Proposal 1 – Election of Directors

The following nominees were elected to the Company’s Board of Directors to hold office for terms to expire in one year or until their successors are elected and qualified. The votes cast at the Annual Meeting were as follows:

Nominee	For	Withheld	Broker Non-Votes
Harlan W. Waksal, M.D.	37,509,355	20,166	18,842,946
Bart M. Schwartz, Esq.	19,852,407	17,677,114	18,842,946
Eugene Bauer, M.D.	29,857,257	7,672,264	18,842,946
D. Dixon Boardman	23,237,423	14,292,098	18,842,946
Tasos G. Konidaris	37,510,864	18,657	18,842,946
Steven Meehan	37,504,709	24,812	18,842,946
Susan Wiviott, J.D.	20,000,153	17,529,368	18,842,946

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

The proposal to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 was approved based upon the following votes:

For	Against	Abstain
56,108,972	202,276	61,219

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kadmon Holdings, Inc.

Date: July 27, 2018	/s/ Konstantin Poukalov
Konstantin Poukalov
Executive Vice President, Chief Financial Officer